UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2018

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, New York	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 8.01          Other Events.

Vessel Acquisition Agreements

Genco Shipping & Trading Limited (the “Company”) disclosed today that it has entered into agreements for the purchase of two modern, high specification Capesize drybulk vessels for a total purchase price of approximately $98 million.  The Company expects to pay for these vessels using cash on hand and proceeds of the anticipated new credit facility described below.  Information on each of these vessels is as follows:

Dwt (approx.)	Year Built	Location Built

180,000	2016	First-tier South Korean shipyard
180,000	2016	First-tier South Korean shipyard

The purchase is subject to completion of definitive documentation and customary closing conditions.  Together with its agreement entered into on June 6, 2018 with a different seller to acquire two Capesize and two Ultramax vessels, the Company is party to agreements for the purchase of a total of four Capesize and two Ultramax vessels. All six vessels are expected to deliver to the Company in the third quarter of 2018.

Commitment Letter for New Credit Facility

The Company also disclosed today that it has received a commitment letter for a new five-year senior secured credit facility (the “New Credit Facility”) to be led by Crédit Agricole Corporate & Investment Bank.  The Company intends to use proceeds from the New Credit Facility to finance or reimburse to the Company a portion of the purchase price for the six vessels referenced above, which are to serve as collateral.  The aggregate principal amount of the New Credit Facility is estimated to be approximately $107,000,000, representing 45% of the appraised value of the six vessels.  Such amount may be drawn down in up to six borrowings.  The commitment letter provides for the following additional key terms:

•
Borrowings under the New Credit Facility will bear interest at LIBOR plus 250 basis points through September 30, 2019 and LIBOR plus a range of 225 to 275 basis points thereafter, dependent upon the Company’s ratio of total net indebtedness to the last twelve months EBITDA.

•
Scheduled amortization payments under the New Credit Facility are to reflect a repayment profile whereby the facility shall have been repaid to nil when the average age of the collateral vessels reaches 20 years.  Assuming borrowing of the full amount estimated above under the New Credit Facility within the third quarter of 2018, such payments are anticipated to be approximately $1,600,000 per quarter commencing on December 31, 2018, with a final balloon payment on the maturity date.

•	Mandatory prepayments are to be applied to remaining amortization payments pro rata, while voluntary prepayments are to be applied to remaining amortization payments in order of maturity.

•
Dividends may be paid subject to customary conditions and a limitation of 50% of consolidated net income for the quarter preceding such dividend payment if the collateral maintenance test ratio is 200% or less for such quarter.

•	Acquisitions and additional indebtedness are allowed subject to compliance with financial covenants, a collateral maintenance test, and other customary conditions.

•	Key financial covenants, which are expected to be based on those in the Company’s existing $460 million facility entered into on May 31, 2018, include:

•	minimum liquidity, with unrestricted cash and cash equivalents to equal or exceed the greater of $30 million and 7.5% of total indebtedness;

•
minimum working capital, with consolidated current assets (excluding restricted cash) minus consolidated current liabilities (excluding the current portion of long-term indebtedness) to be not less than zero;

•	debt to capitalization, with the ratio of total indebtedness to total capitalization to be not more than 70%; and

•	collateral maintenance, with the aggregate appraised value of collateral vessels to be at least 135% of the principal amount of the loan outstanding under the New Credit Facility.

Other key provisions are to be based on the credit agreement for the Company’s existing $460 million credit facility.  The New Credit Facility is subject to definitive documentation, and borrowings thereunder are expected to be subject to customary conditions.

Vessel Disposition Agreements

The Company further disclosed today that it had entered into agreements for the sale of the Genco Explorer and the Genco Progress, two 1999-built Handysize vessels for an aggregate sale price of approximately $11.2 million.  As these vessels do not serve as collateral under any credit facility of the Company, the Company is not required to pay down any indebtedness with the sale proceeds.  The sale is subject to completion of definitive documentation and customary conditions.

 “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward looking statements are based on management’s current expectations and observations.  Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the Company’s ability to into the New Credit Facility and fulfill conditions to finance or refinance vessel purchases thereunder, the terms of any definitive documentation for the New Credit Facility, completion of documentation for vessel transactions and the performance of the terms thereof by buyers or sellers of vessels and us, and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent reports on Form 10-Q and Form 8-K. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 18, 2018

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer